Exhibit 10.12

LOAN AGREEMENT

Party A (Lender) : Lotus Capital Overseas Limited

Party B (Borrower) : Avalon (Shanghai) Healthcare Technology Co., Ltd.

Guarantor : Wenzhao Lu

The parties shall, in accordance with the principle of equality and voluntariness and good faith, reach the cost contract by consensus and guarantee the execution of the following:

1.	Loan amount: Party B borrows two million and one hundred thousand US Dollars from Party A ($2,100,000).
2.	Interest of the Loan: the interest rate of borrowing is 10% annual interest rate, the interest will be pay off in a lump sum at the time of repayment
3.	Transferring of loan: the full amount of loan shall be transferred to an account designated by the borrower after this borrowing agreement signed
4.	Term of borrowing, the term of borrowing is 12 months, start form Apr 19, 2017 to Apr 18, 2018. The borrower shall issue a receipt after receiving the loan which has be of equal effectiveness of this agreement
5.	Method of repayment The loan shall be settled before maturity
6.	The Guarantor Bear Joint and Several Liability guarantees for the borrowing, until borrower to pay off the loan principal and interest
7.	The both parties shall negotiate for the solutions for dispute during the implementation of this agreement
8.	Effective upon the signature of this contract by both parties

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(/Signature)

Party A (Lender) : Lotus Capital Overseas Limited

Party B (Borrower) : Avalon (Shanghai) Healthcare Technology Co., Ltd.

Guarantor : Wenzhao Lu

Apr 19, 2017

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